UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2014

PARSLEY ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Texas Ave, Tower I, Suite 200

Midland, Texas

79701

(Address of Principal Executive Offices)

(Zip Code)

(432) 818-2100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 22, 2014, Parsley Energy, Inc., a Delaware corporation (the “Company”), and certain of the stockholders of the Company (the “Selling Stockholders”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co., as representatives of the several underwriters named therein (the “Underwriters”), relating to the offer and sale of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”). The Underwriting Agreement provides for the offer and sale (the “Offering”) of an aggregate of 50,000,000 shares of Class A Common Stock, including 42,463,636 shares of Class A Common Stock issued and sold by the Company and 7,530,364 shares of Class A Common Stock sold by the Selling Stockholders at a price to the public of $18.50 per share ($17.4825 per share net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to an aggregate of 7,500,000 additional shares of Class A Common Stock held by the Company if the Underwriters sell more than an aggregate of 50,000,000 shares of Class A Common Stock. The Company received official notice of exercise of the Underwriters’ option to purchase additional shares of Class A Common Stock in full on May 27, 2014, which is expected to close simultaneously with the Offering. The material terms of the Offering are described in the prospectus, dated May 22, 2014 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 27, 2014, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-195230), initially filed by the Company on April 11, 2014 and a Registration Statement on Form S-1MEF (File No. 333-196199) filed on May 22, 2014.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on May 29, 2014, subject to the satisfaction of customary closing conditions, and the Company expects to receive proceeds from the Offering of approximately $869.6 million (net of underwriting discounts, commissions and estimated offering expenses payable by the Company). As described in the Prospectus, the Company intends to contribute all of the net proceeds of this offering to Parsley Energy, LLC in exchange for a single class of units in Parsley Energy, LLC (“PE Units”). Parsley Energy, LLC will use (i) approximately $6.7 million to make a cash payment in settlement of the Preferred Return (as defined in the Prospectus), (ii) $165.3 million to reduce amounts drawn under Parsley Energy, LLC’s revolving credit facility, (iii) approximately $132.8 million to fund an option to purchase acreage in the Company’s Midland Basin-Core area and (iv) any remaining net proceeds to fund a portion of the Company’s exploration and development program. The Company will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Shareholders.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

As more fully described under the caption “Underwriting (Conflicts of Interest)” in the Prospectus, certain of the Underwriters and their respective affiliates have in the past, and may in the future, perform investment banking, commercial banking, advisory and other services for the Company and its affiliates from time to time for which they have received, and may in the future receive, customary fees and expenses.

Master Reorganization Agreement

On May 2, 2014, in connection with the Offering, the Company entered into a Master Reorganization Agreement (the “Master Reorganization Agreement”) with NGP X US Holdings, L.P., a Delaware limited partnership (“NGP”), Parsley Energy, LLC, a Delaware limited liability company (“Parsley LLC”), the persons identified on the signature page thereto as Existing Members (the “Existing Members”) and Parsley Energy

Employee Holdings, LLC, a Delaware limited liability company, providing for, among other things, (a) all of the membership interests (including outstanding incentive units) in Parsley LLC held by its existing owners, including Natural Gas Partners, through NGP X US Holdings, L.P. (collectively “NGP”), and all of the Company’s executive officers (the “Existing Owners”), will be converted into a single class of units in Parsley LLC (“PE Units”) using an implied equity valuation for Parsley LLC prior to the offering based on the initial public offering price to the public for the Class A common stock and the relative levels of ownership in Parsley LLC, (b) certain of the Existing Owners, including NGP, will contribute all of their PE Units to Parsley Inc. in exchange for an equal number of shares of Class A common stock, (c) certain of the Existing Owners, including the Company’s executive officers, will contribute only a portion of their PE Units to Parsley Inc. in exchange for an equal number of shares of Class A common stock and will continue to own a portion of the PE Units following the Offering, (d) Parsley Energy Employee Holdings, LLC, an entity owned by certain of the Company’s officers and employees formed to hold a portion of the incentive units in Parsley LLC, will merge with and into Parsley Inc., with Parsley Inc. surviving the merger, and the members of Parsley Energy Employee Holdings, LLC will receive shares of Class A common stock in the merger, (e) Parsley Inc. will issue and contribute 32,145,296 shares of its Class B common stock and all of the net proceeds of this offering to Parsley LLC in exchange for 85,668,253 PE Units and (f) Parsley LLC will distribute to each of the Existing Owners that will continue to own PE Units following this offering (collectively, the “PE Unit Holders”), one share of the Company’s Class B common stock par value $0.01 per share, for each PE Unit such PE Unit Holder holds. After giving effect to these transactions and the Offering, Parsley Inc. will own an approximate 72.7% interest in Parsley LLC (or 74.4% if the underwriters’ option to purchase additional shares is exercised in full) and the PE Unit Holders will own an approximate 27.3% interest in Parsley LLC (or 25.6% if the underwriters’ option to purchase additional shares is exercised in full).

The foregoing description is qualified in its entirety by reference to the full text of the Master Reorganization Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Long-Term Incentive Plan

The description of the Parsley Energy, Inc. 2014 Long-Term Incentive Plan (the “LTIP”) provided below under Item 5.02 is incorporated in this Item 1.01 by reference. A copy of the LTIP is incorporated by reference as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Master Reorganization Agreement

The description of the Master Reorganization Agreement provided above under Item 1.01 (and as defined therein) is incorporated in this Item 2.01 by reference. A copy of the Master Reorganization Agreement is attached as Exhibit 10.1 and is incorporated in this Item 2.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long-Term Incentive Plan

On May 9, 2014, the Board of Directors of the Company (the “Board”) adopted the LTIP (as defined above), effective immediately prior to the effective date of the Offering, for the benefit of the employees, directors, and consultants of the Company and its affiliates. The LTIP provides for the grant of all or any of the following awards: (1) stock options, (2) restricted stock awards, (3) restricted stock units, (4) stock appreciation rights, (5) dividend equivalents, (6) bonus stock, (7) other stock-based awards, (8) annual incentive awards and (9) performance awards. Subject to adjustment in accordance with the terms of the LTIP, 12,727,273 shares of Class A Common Stock have been reserved for issuance pursuant to awards under the LTIP. Class A Common Stock withheld to satisfy exercise prices or tax withholding obligations will again be available for delivery pursuant to other awards. The LTIP will be administered by the Board or an alternative committee appointed by the Board.

The foregoing description of the LTIP is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is incorporated by reference as Exhibit 10.2 to this Form 8-K and is incorporated into this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosure.

On May 22, 2014, the Company announced it had priced its Offering of 50,000,000 shares of Class A Common Stock. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 22, 2014, by and among Parsley Energy, Inc., the Selling Stockholders named therein and Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co., as representatives of the several underwriters named therein.

10.1	Master Reorganization Agreement, dated as of May 2, 2014, by and among Parsley Energy Inc., NGP X US Holdings, L.P., Parsley Energy, LLC, the persons identified on the signature page thereto as Existing Members and Parsley Energy Employee Holdings, LLC.

10.2	Parsley Energy, Inc. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-8 (File No. 333-196295) filed with the Commission on May 27, 2014).

99.1	Press Release dated May 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARSLEY ENERGY, INC.

By:	/s/ BRYAN SHEFFIELD
Bryan Sheffield
President, Chief Executive Officer and Chairman of the Board

Dated: May 28, 2014

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 22, 2014, by and among Parsley Energy, Inc., the Selling Stockholders named therein, Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co., as representatives of the several underwriters named therein.

10.1	Master Reorganization Agreement, dated as of May 2, 2014, by and among Parsley Energy Inc., NGP X US Holdings, L.P., Parsley Energy, LLC, the persons identified on the signature page thereto as Existing Members and Parsley Energy Employee Holdings, LLC.

10.2	Parsley Energy, Inc. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-8 (File No. 333-196295) filed with the Commission on May 27, 2014).

99.1	Press Release dated May 22, 2014.